UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2009

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 31, 2009, Neoprobe Corporation (the “Company”) entered into an agreement (the “Agreement”) with Platinum-Montaur Life Sciences, LLC (“Montaur”) to modify terms related to the calculation of dividend payments and the timing of delivery of interest and dividend payments due to Montaur under various financing agreements between the two parties that may be paid in shares of common stock of the Company.  Specifically, pursuant to the Agreement, the Company and Montaur agreed to modify certain terms of the: (1) 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011, issued to Montaur by the Company on December 26, 2007, as amended (the “Series A Note,” previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 2, 2008); (2) 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011, issued to Montaur by the Company on April 16, 2008 (the “Series B Note,” and together with the Series A Note the “Notes,” previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 18, 2008); (3) Series X Warrant to Purchase Shares of Common Stock of Company issued to Montaur on April 16, 2008 (the “Series X Warrant,” previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed April 18, 2008); (4) Series Y Warrant to Purchase Shares of Common Stock of Company issued to Montaur on December 5, 2008 (the “Series Y Warrant,” and together with the Series X Warrant the “Warrants,” previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 9, 2008); and (5) Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of the Company’s Series A 8% Cumulative Convertible Preferred Stock (the “Certificate of Designations,” previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 2, 2008).

Pursuant to the terms of the Agreement, Montaur has agreed: (1) to waive any adjustment to the conversion price or the exercise price under the Series A 8% Cumulative Convertible Preferred Stock (the “Preferred Stock”), and the Warrants, respectively, that would have otherwise been made as a result of the payment in shares of the Company’s common stock of dividends on the Preferred Stock (“Dividend Shares”), or interest on the Notes (“Interest Shares” and, together with the Dividend Shares, the “Payment Shares”), provided that such waiver is effective only if the valuation of the Payment Shares under Section 1.2 of the Notes (i.e., 90% of the trailing five Trading Day (as defined in the Notes) average VWAP (as defined in the Notes)), assuming for purposes of this calculation that such Payment Shares are paid pursuant to the Notes, is more than $0.40 per share; and (2) that the physical delivery of a certificate representing Payment Shares at any time up to two business days after the relevant interest or dividend payment date shall be deemed timely delivered.

In consideration for the modifications described above, the Agreement further provides that: (1) any shares of the Company’s common stock delivered as Dividend Shares shall, notwithstanding any provision of the Certificate of Designations to the contrary, be valued by reference to 90% of the average VWAP for the five Trading Days immediately preceding the date of payment, including the dividend payment made by the Company on the date of the Agreement; and (2) that the Company shall amend the Certificate of Designations within 30 days of the date of the Agreement to reflect such revised valuation for the future payment of Dividend Shares.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1
Agreement Modifying the Interest and Dividend Payment Dates of the Neoprobe Corporation Series A and B Promissory Notes and Series A Preferred Stock, and Exercise and Conversion Price Adjustment Provisions of the Neoprobe Corporation Series X and Y Warrants and Series A Preferred Stock, dated as of March 31, 2009, by and between Neoprobe Corporation and Platinum-Montaur Life Sciences, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: April 6, 2009	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer